Pricing Supplement                            Ratings: Standard & Poor's: "AAA"
(To prospectus dated October 5, 1998)         Moody's: "Aaa"
                                              (See "Ratings" Herein)

                                  $10,000,000

                           South Jersey Gas Company

              6.50% Secured Medium Term Insured Quarterly Notes,
                       Series A 2001-3 due July 31, 2016

                               (IQ Notes(SM)*)

  The Secured Medium Term Insured Quarterly Notes, Series A 2001-3 due 2016, which we refer to as the "IQ Notes," bear interest at the rate of 6.50% per year. The IQ Notes will mature on July 31, 2016. We can redeem the IQ Notes on or after July 31, 2005 at the principal amount plus accrued interest.

  Interest on the IQ Notes is payable quarterly on January 31, April 30, July 31 and October 31 of each year, beginning on October 31, 2001. We will also redeem the IQ Notes, subject to limitations, at the option of the representative of any deceased noteholder. The IQ Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000.

  We have issued a first mortgage bond as collateral to secure the IQ Notes and other notes issued under an indenture described in this pricing supplement. On the date that we have retired all of our first mortgage bonds, other than the first mortgage bond securing the IQ Notes, the IQ Notes will either become unsecured and rank equally with all of our other unsecured indebtedness or be secured by a substitute collateral mortgage bond.

  Our timely payment of the regularly scheduled principal and interest on the IQ Notes will be insured by a financial guaranty insurance policy issued by Ambac Assurance Corporation.


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this pricing supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

  Edward D. Jones & Co., L.P. has agreed to purchase the IQ Notes at 97.80% of their principal amount, subject to the terms of a purchase agreement. We estimate that the proceeds from the sale of the IQ Notes will be $9,780,000 to South Jersey Gas Company, before deducting our expenses, which we estimate to be $250,000. Edward D. Jones & Co., L.P. plans to sell the IQ Notes from time to time, in negotiated transactions or otherwise, at prices based on either the prevailing market or negotiated prices.

  The IQ Notes will be ready for delivery in book-entry form only through The Depository Trust Company ("DTC"), on or about July 24, 2001.

                               ----------------

--------
*IQ Notes is a service mark of Edward D. Jones & Co., L.P.

                          Edward D. Jones & Co., L.P.

                               ----------------

             The date of this pricing supplement is July 19, 2001.

                               TABLE OF CONTENTS

                              Pricing Supplement

                                                                            Page
                                                                            ----
Forward-Looking Statements.................................................  S-2
Summary of the Offering....................................................  S-3
Use of Proceeds............................................................  S-5
Capitalization.............................................................  S-5
Ratio of Earnings to Fixed Charges.........................................  S-5
Description of the IQ Notes................................................  S-6
Ambac Assurance Corporation................................................ S-11
Ratings.................................................................... S-13
Plan of Distribution....................................................... S-14
Experts.................................................................... S-14
Legal Opinions............................................................. S-15
Appendix A--Form of Redemption Request.....................................  A-1
Appendix B--Form of Ambac Assurance Corporation Insurance Policy...........  B-1

                                  Prospectus
                                                                            Page
                                                                            ----
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Use of Proceeds............................................................    3
Description of Securities..................................................    3
Description of Notes.......................................................    4
Description of the Pledged Bond............................................   13
Plan of Distribution.......................................................   19
Legal Matters..............................................................   20
Experts....................................................................   20

  You should rely only on the information contained or incorporated by reference in this pricing supplement or the accompanying prospectus. We have not, and the Underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this pricing supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date. In this pricing supplement and the accompanying prospectus, "South Jersey," "us," "we" and "our" refer to South Jersey Gas Company.

                          FORWARD-LOOKING STATEMENTS

  Statements contained in or incorporated by reference into this pricing supplement or the accompanying prospectus contain certain forward-looking statements concerning projected financial and operating performance, future plans and courses of action and future economic conditions. All such statements other than statements of historical fact are forward-looking statements. These forward-looking statements are intended to be covered by the safe-harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based upon management's expectations and beliefs concerning future events impacting us and involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. Also, in making forward-looking statements, we assume no duty to update these statements should expectations change or actual results and events differ from current expectations. A number of factors could cause our actual results to differ materially from those anticipated, including, but not limited to the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; regulatory and court decisions; competition in our regulated activities; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; and changes in business strategies.

                            SUMMARY OF THE OFFERING

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this pricing supplement and in the accompanying prospectus.

                            South Jersey Gas Company

  We are a regulated New Jersey public utility and are the principal subsidiary of South Jersey Industries, Inc. ("SJI"). We are a gas distribution utility that supplies natural gas to residential, commercial and industrial customers in the southern part of New Jersey. We also make off-system sales of natural gas on a wholesale basis to various customers on the interstate pipeline system and transport natural gas purchased directly from producers or suppliers by some of our customers.

  As of March 31, 2001, we served approximately 284,000 residential, commercial and industrial customers throughout 112 municipalities in Atlantic, Cape May, Cumberland, and Salem counties and portions of Burlington, Camden and Gloucester Counties, New Jersey. Our service territory covers approximately 2,500 square miles and has an estimated permanent population of 1.2 million. Gas sales, transportation and capacity release for fiscal 2000 amounted to 132,528 MMcf (million cubic feet), of which approximately 53,757 MMcf was firm sales and transportation, 3,229 MMcf was interruptible sales and transportation and 75,542 MMcf was off-system sales and capacity release. For the year ended December 31, 2000, the breakdown of firm sales includes 35.6% residential, 11.5% commercial, 3.8% cogeneration and electric generation, 0.5% industrial and other and 48.6% transportation. We are regulated as to rates and other matters by the New Jersey Board of Public Utilities.

  Our executive offices are located at 1 South Jersey Plaza, Route 54, Folsom, New Jersey 08037 and our telephone number is (609) 561-9000.


                             The IQ Notes Offering

 Secured Medium Term Insured
  Quarterly Notes Offered.........  South Jersey is offering $10,000,000 aggregate principal amount of IQ Notes
                                    which will bear interest at a rate of 6.50%
                                    per year. Interest on the IQ Notes will be
                                    payable quarterly in arrears on January 31,
                                    April 30, July 31 and October 31 of each
                                    year, beginning on October 31, 2001.

 Date of Maturity.................  The IQ Notes will mature on July 31, 2016.

 Record Date......................  South Jersey will make payments to the holders of record of the IQ Notes on the
                                    fifteenth calendar day of each January,
                                    April, July and October.

 Redemption Option of a
  Noteholder's Representative.....  Subject to conditions specified in this pricing supplement, South Jersey will also
                                    redeem the IQ Notes at the option of the
                                    representative of any deceased owner of an
                                    IQ Note. South Jersey will pay 100% of the
                                    principal amount, plus accrued interest,
                                    subject to the following conditions:

                                    The maximum principal amount South Jersey will redeem is $25,000 per deceased owner and an aggregate of $200,000 for all deceased owners during the initial period from the date of the original issuance of the IQ Notes through and including July 31, 2002 and during each twelve-month period thereafter.


 Insurance........................  The timely payment of the regularly scheduled principal and interest on the IQ
                                    Notes will be insured by a financial
                                    guaranty insurance policy issued by Ambac
                                    Assurance Corporation that will be issued
                                    at the same time the IQ Notes are
                                    delivered.

 Security.........................  South Jersey has issued a first mortgage bond as collateral to secure all notes
                                    issued under the Note Indenture, including
                                    the IQ Notes. On the date that we have
                                    retired all of our first mortgage bonds,
                                    other than first mortgage bonds securing
                                    the IQ Notes, the IQ Notes will either
                                    become unsecured and rank equally with all
                                    of our other unsecured indebtedness or be
                                    secured by substitute mortgage bonds.

 Ratings..........................  The IQ Notes will be rated "AAA" by
                                    Standard & Poor's Ratings Group and "Aaa"
                                    by Moody's Investors Services, Inc.

 Use of Proceeds..................  South Jersey estimates that the net proceeds of the offering of the IQ Notes
                                    will be approximately $9,530,000. South
                                    Jersey intends to use the net proceeds from
                                    the offering to repay short-term debt.

 Ratio of Earnings to Fixed
  Charges.........................  South Jersey's ratio of earnings to fixed charges for the twelve months ended March
                                    31, 2001 and each of the years ended
                                    December 31, 2000, 1999, 1998, 1997 and
                                    1996 was 2.5x, 2.6x, 2.5x, 2.2x, 2.6x and
                                    2.5x, respectively.

                                USE OF PROCEEDS

  We estimate that the aggregate net proceeds from the offering of the IQ Notes will be $9,530,000, after deducting the estimated offering expenses of $250,000 and the underwriter's commissions of $220,000. We intend to use the net proceeds to repay short-term debt. As of July 18, 2001, we had $115.3 million of short-term debt (excluding current maturities of long-term debt). We borrowed our short-term debt from six commercial banks at a weighted average interest rate of 4.54% and with maturities ranging from one to 19 days. A significant portion of our short-term debt was incurred to finance the expansion of and improvements to our natural gas transmission and distribution system, and for other operating expenses.

                                CAPITALIZATION

  The following table sets forth South Jersey's capitalization at March 31, 2001, and as adjusted to reflect the offering of $10,000,000 of Secured Medium Term Notes completed on July 12, 2001 (the "Series A 2001-1 Notes") and $15,000,000 of Secured Medium Term Notes completed on July 17, 2001 (the "Series A 2001-2 Notes"), as well as the issuance of the IQ Notes and the anticipated use of net proceeds from all three such issuances. The following data are qualified in their entirety by reference to, and should be read together with, the detailed information and financial statements appearing in the documents incorporated in this pricing supplement and the accompanying prospectus.

                                                           At March 31, 2001
                                                           -----------------
                                                         Actual  As Adjusted(1)
                                                         ------  --------------
                                                        (dollars in thousands)
Long-Term Debt (including capital leases and excluding
 current maturities)(2)...............................  $199,793    $234,793
Common Equity.........................................  $209,858    $209,858
Preferred Stock and Securities........................  $ 36,804    $ 36,804
                                                        --------    --------
  Total Capitalization................................  $446,455    $481,455
                                                        ========    ========
Short-Term Debt (including current maturities of long-
 term debt)(2)........................................  $104,376    $ 70,580
                                                        ========    ========

--------
(1) Adjusted for the issuance of the IQ Notes, the Series A 2001-1 Notes and the Series A 2001-2 Notes at par.
(2) Current maturities of long-term debt at March 31, 2001 were $11,876,000.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth South Jersey's ratio of earnings to fixed charges for the periods indicated.

                                         Twelve Months
                                             Ended     Year Ended December 31,
                                           March 31,   ------------------------
                                             2001      2000 1999 1998 1997 1996
                                         ------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges......     2.5x      2.6x 2.5x 2.2x 2.6x 2.5x

  The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income, to which has been added fixed charges and taxes based on our income, excluding the cumulative effect of an accounting change. Fixed charges consist of interest charges and preferred securities dividend requirements and an interest factor in rentals.

                          DESCRIPTION OF THE IQ NOTES

  Set forth below is a description of the specific terms of the IQ Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the securities set forth in the accompanying prospectus under the caption "Description of the Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the indenture dated as of October 1, 1998, as supplemented as of June 29, 2000, July 5, 2000 and July 9, 2001 (the "Note Indenture") between South Jersey and The Bank of New York, as trustee (the "Note Trustee"), pursuant to which the IQ Notes will be issued.

General

  The IQ Notes will be issued as a series of Secured Medium Term Notes, Series A, under the Note Indenture. The IQ Notes are not subject to any sinking fund provision. The IQ Notes are available for purchase in denominations of $1,000 and integral multiples of $1,000.

  The IQ Notes will be limited in aggregate principal amount to $10,000,000. The entire principal amount of the IQ Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on July 31, 2016.

Interest

  Each IQ Note will bear interest at 6.50% per year from the date of original issuance, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, each of which we refer to as an "Interest Payment Date," to the person in whose name such IQ Note is registered at the close of business on the fifteenth calendar day of the month of the respective Interest Payment Date. The initial Interest Payment Date is October 31, 2001, and the payment on that date will include all accrued interest from the date of issuance. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a business day, then payment of the interest will be made on the next business day (and without any interest or other payment in respect of any such delay).

Optional Redemption

  South Jersey shall have the right to redeem the IQ Notes, in whole or in part, without premium, from time to time, on or after July 31, 2005, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date.

  If we give a redemption notice as described above, then the IQ Notes to be redeemed will become due and payable on the redemption date. South Jersey will pay the redemption price, which includes any accrued interest. From the redemption date, the redeemed IQ Notes will cease to bear interest unless South Jersey defaults in the payment of the redemption price. In the event of such default, the principal amount of the IQ Notes called for redemption will, until paid, continue to bear interest at the rate indicated on the cover of this pricing supplement.

  Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), South Jersey or its affiliates may, at any time and from time to time, purchase outstanding IQ Notes by tender, in the open market or by private agreement.

Special Insurance Provisions of the Note Indenture

  Notwithstanding any other provision of the Note Indenture, so long as Ambac Assurance Corporation (the "Insurer") is not in default under the financial guaranty insurance policy, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies with respect to the IQ Notes, except for the rights provided under "--Limited Right of Redemption Upon Death of Beneficial Owner."

  No amendment to the Note Indenture which requires consent of holders of IQ Notes or which affects the rights of the Insurer may be made without the prior written consent of the Insurer.

Limited Right Of Redemption Upon Death Of Beneficial Owner

  Unless the IQ Notes have been declared due and payable prior to their maturity by reason of an Event of Default (as defined in the accompanying prospectus), the Representative (as hereinafter defined) of a deceased Beneficial Owner (as defined below under "--Book-Entry Only Issuance--The Depository Trust Company") has the right to request redemption prior to stated maturity of all or part of his interest, expressed in integral multiples of $1,000 principal amount, in the IQ Notes, and South Jersey will redeem the same subject to the limitations that South Jersey will not be obligated to redeem, during the period from the original issue date through and including July 31, 2002 (the "Initial Period"), and during any twelve-month period which ends on and includes each July 31 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the IQ Notes which exceeds $25,000 principal amount or (ii) interests in the IQ Notes exceeding $200,000 in aggregate principal amount. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount, subject to the limits set forth above.

  South Jersey may, at its option, redeem interests of any deceased Beneficial Owner in the IQ Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation. Any such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $200,000 aggregate limitation for the Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. South Jersey may, at its option, redeem interests of deceased Beneficial Owners in the IQ Notes, in the Initial Period or any Subsequent Period in an aggregate principal amount exceeding $200,000. Any such redemption, to the extent it exceeds the $200,000 aggregate limitation shall not reduce the $200,000 aggregate limitation for any Subsequent Period. On any determination by South Jersey to redeem IQ Notes in excess of the $25,000 limitation or the $200,000 aggregate limitation, IQ Notes so redeemed shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.

  A request for redemption of an interest in the IQ Notes may be initiated by the personal representative or other person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety or the trustee of a trust (each, a "Representative"). The Representative shall deliver a request to the Participant (as defined below under "--Book-Entry Only Issuance--The Depository Trust Company") through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the IQ Notes to be redeemed. The Participant shall thereupon deliver to DTC a request for redemption substantially in the form attached as Appendix A hereto (a "Redemption Request"). DTC will, on receipt thereof, forward the same to the Trustee. The Trustee shall maintain records with respect to Redemption Requests received by it including the date of receipt, the name of the Participant filing the Redemption Request and the status of each such Redemption Request with respect to the $25,000 limitation and the $200,000 aggregate limitation. The Trustee will immediately file each Redemption Request it receives, together with the information regarding the eligibility thereof with respect to the $25,000 limitation and the $200,000 aggregate limitation with South Jersey. DTC, South Jersey and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Representative or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the IQ Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

  Subject to the $25,000 limitation and the $200,000 aggregate limitation, South Jersey will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the IQ Notes within 60 days following receipt by the Company of a Redemption Request from the Trustee. If Redemption Requests exceed the aggregate principal amount of interests in IQ Notes required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. South Jersey may, at any time notify the Trustee that it will redeem, on a date not less than 30 nor more than 60 days thereafter, all or any such lesser amount of IQ Notes for which Redemption Requests have been received but which are not then eligible for redemption by reason of the $25,000 limitation or the $200,000 aggregate limitation. Any IQ Notes so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.

  The price to be paid by South Jersey for the IQ Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with DTC, payment for interests in the IQ Notes which are to be redeemed shall be made to DTC upon presentation of the IQ Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by DTC which are to be fulfilled in connection with such payment. The principal amount of any IQ Notes acquired or redeemed by South Jersey other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this section shall not be included in the computation of either the $25,000 limitation or the $200,000 aggregate limitation for the Initial Period or for any Subsequent Period.

  For purposes of this section, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in an IQ Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof. In general, a determination of beneficial ownership in the IQ Notes will be subject to the rules, regulations and procedures governing DTC and Participants.

  For purposes of this section, an interest in an IQ Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the IQ Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

  In the case of a Redemption Request which is presented on behalf of a deceased Beneficial Owner and which has not been fulfilled at the time South Jersey gives notice of its election to partially redeem the IQ Notes, the interests in the IQ Notes which are the subject of such Redemption Request shall not be eligible for redemption pursuant to South Jersey's option to redeem but shall remain subject to redemption pursuant to such Redemption Request.

  Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Note Trustee by DTC prior to payment for redemption of the interest in the IQ Notes by reason of the death of a Beneficial Owner.

  During such time or times as the IQ Notes are not represented by a Global Security and are issued in definitive form, all references in this Section to Participants and DTC, including DTC's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this section the Participants are required to make shall be made by South Jersey (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the IQ Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to South Jersey, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the IQ Note that is the subject of such request.

  Because of the limitations of South Jersey's requirement to redeem, no Beneficial Owner can have any assurance that its interest in the IQ Notes will be paid prior to maturity.

Security; Substitution Date

  South Jersey's First Mortgage Bond, 10% Medium Term Notes Series A (the "Pledged Bond") has been issued under the Indenture of First Mortgage, dated October 1, 1947, as heretofore supplemented and amended by supplemental indentures, including a Twenty-Second Supplemental Indenture (the "New Supplement") (such Indenture of First Mortgage, as supplemented, is herein referred to as the "Mortgage"), all from South Jersey to The Bank of New York, as successor trustee to Guaranty Bank (the "Mortgage Trustee"), and pledged to the Note Trustee under the Note Indenture to secure notes issued under the
Note Indenture, including the IQ Notes. Until the Substitution Date (as defined below), the IQ Notes will be secured by the Pledged Bond issued and delivered by us to the Note Trustee.

  The "Substitution Date" will be the date that all First Mortgage Bonds of South Jersey issued and outstanding under the Mortgage other than the Pledged Bond (the "First Mortgage Bonds") have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise (including those First Mortgage Bonds deemed to be paid within the meaning of the Mortgage). On the Substitution Date, the Note Trustee will deliver to us for cancellation the Pledged Bond, and we will cause the Note Trustee to provide notice to all holders of IQ Notes of the occurrence of the Substitution Date. As a result, on the Substitution Date, the Pledged Bond will cease to secure the IQ Notes and any other notes issued under the Note Indenture, and, at our option, the IQ Notes and any other notes issued under the Indenture will either (1) become unsecured general obligations of South Jersey or (2) be secured by substituted pledged bonds.

  Prior to the Substitution Date, South Jersey shall make payments of the principal of, and premium or interest on, the Pledged Bond to the Note Trustee, which payments shall be applied by the Note Trustee to satisfaction of all obligations then due on the IQ Notes.

  If South Jersey does not elect to have the IQ Notes become unsecured on the Substitution Date, South Jersey will simultaneously issue and deliver to the Note Trustee, as security for the IQ Notes and the other notes issued under the Note Indenture, substituted pledged bonds. The substituted pledged bonds will have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount, as all notes issued under the Note Indenture then outstanding. South Jersey will be required to give notice to the holders of the IQ Notes of the occurrence of the Substitution Date.

  In the event South Jersey elects to have the IQ Notes become unsecured on the Substitution Date, South Jersey's ability to create, assume or incur certain liens or to enter into certain financing transactions will be restricted as described in "Description of the Notes--Limitations on Liens" in the accompanying prospectus.

Book-Entry Only Issuance--The Depository Trust Company

  DTC will act as the initial securities depositary for the IQ Notes. The IQ Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global

IQ Notes will be issued, representing in the aggregate the total principal amount of IQ Notes, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of IQ Notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the IQ Notes on DTC's records. The ownership interest of each actual purchaser of IQ Notes (such purchaser, or the person to whom such purchaser conveys his or her ownership interest, a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased IQ Notes. Transfers of ownership interests in the IQ Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in IQ Notes, except in the event that use of the book-entry system for the IQ Notes is discontinued, South Jersey determines that Beneficial Owners may exchange their ownership interests for such certificates or there shall have occurred an Event of Default.

  DTC will have no knowledge of the actual Beneficial Owners of the IQ Notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such IQ Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to DTC. If less than all of the IQ Notes are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the IQ Notes in accordance with its procedures.

  Although voting with respect to the IQ Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to IQ Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to South Jersey as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the IQ Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments on the IQ Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to

Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC or South Jersey, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of South Jersey, disbursements of such payments to Direct Participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner of an interest in a global IQ Note will not be entitled to receive physical delivery of IQ Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the IQ Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global IQ Note.

  DTC may discontinue providing its services as security depositary with respect to the IQ Notes at any time by giving reasonable notice to South Jersey. Under such circumstances, in the event that a successor securities depositary is not obtained, IQ Note certificates will be printed and delivered to the holders of record. Additionally, South Jersey may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the IQ Notes. In that event, certificates for the IQ Notes will be printed and delivered to the holders of record.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that South Jersey believes to be reliable, but South Jersey takes no responsibility for the accuracy thereof. South Jersey has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                          AMBAC ASSURANCE CORPORATION

  The following information has been furnished by Ambac Assurance Corporation (the "Insurer") for use in this pricing supplement. No representation is made by South Jersey or the Underwriter as to the accuracy or completeness of such information. Reference is made to Appendix B for a specimen of the Insurer's policy.

The Policy

  The Insurer has committed to issue a financial guaranty insurance policy (the "Policy") relating to the IQ Notes, effective as of the date of issuance of the IQ Notes. Under the terms of the Policy, the Insurer will pay to The Bank of New York, in New York, New York or any successor thereto (the "Insurance Trustee"), that portion of the principal of and interest on the IQ Notes which shall become Due for Payment but shall be unpaid by reason of Nonpayment by the Issuer (as such terms are defined in the Policy). The Insurer will make such payments to the Insurance Trustee on the later of the date on which such principal and interest becomes Due for Payment or within one business day following the date on which the Insurer shall have received notice of Nonpayment from the Note Trustee. The insurance will extend for the term of the IQ Notes and, once issued, cannot be canceled by the Insurer.

  The Policy will insure payment only on stated maturity dates, in the case of principal, and on stated dates for payment, in the case of interest. In the event of any acceleration of the principal of the IQ Notes by reason of mandatory or optional redemption and insufficient funds are available for redemption of all the outstanding IQ Notes, the Insurer will remain obligated to pay principal of and interest on any outstanding IQ Notes on the originally scheduled interest and principal payment dates. In the event of any acceleration of the principal of any of the IQ Notes, the insured payments will be made at such times and in such amounts as would have been made had there not been an acceleration.

  In the event the Note Trustee has notice that any payment of principal of or interest on an IQ Note which has become Due for Payment and which is made to a noteholder by or on behalf of South Jersey has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available.

  The Policy does not insure any risk other than Nonpayment, as defined in the Policy. Specifically, the Policy does not cover:

    1. payment on acceleration, as a result of a call for redemption (other than mandatory sinking fund redemption) or as a result of any other advancement of maturity.

    2. payment of any redemption, prepayment or acceleration premium.

    3. nonpayment of principal or interest caused by the insolvency or negligence of the Note Trustee or paying agent, if any.

  If it becomes necessary to call upon the Policy, payment of principal requires surrender of IQ Notes to the Insurance Trustee together with an appropriate instrument of assignment so as to permit ownership of such IQ Notes to be registered in the name of the Insurer to the extent of the payment under the Policy. Payment of interest pursuant to the Policy requires proof of noteholder entitlement to interest payments and an appropriate assignment of the noteholder's right to payment to the Insurer.

  Upon payment of the insurance benefits, the Insurer will become the owner of the IQ Note, appurtenant coupon, if any, or right to payment of principal or interest on such IQ Note and will be fully subrogated to the surrendering noteholder's rights to payment.

The Insurer

  The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies ("S&P"), and Fitch, Inc. have each assigned a triple-A financial strength rating to the Insurer.

  The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three-year period ended December 31, 2000, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc., the parent company of the Insurer, which was filed with the Securities and Exchange Commission on March 28, 2001, Commission File No. 1-10777; and the unaudited consolidated financial statements of the Insurer and subsidiaries as of March 31, 2001 and for the periods ended March 31, 2001 and March 31, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2001 which was filed with the Securities and Exchange Commission on May 15, 2001, are incorporated by reference into this pricing supplement and are deemed to constitute a part of this pricing supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this pricing supplement to the extent that a statement contained or incorporated by reference in this pricing supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this pricing supplement.

  All financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this pricing supplement and prior to the termination of the offering of the IQ Notes are deemed to be incorporated by reference into this pricing supplement and to be a part of this pricing supplement from the respective dates of filing of the financial statements.

  The following table sets forth the capitalization of the Insurer as of December 31, 1999, December 31, 2000 and March 31, 2001, respectively, in conformity with accounting principles generally accepted in the United States of America.

                          Ambac Assurance Corporation
                       Consolidated Capitalization Table
                             (dollars in millions)

                                          December 31, December 31,  March 31,
                                              1999         2000        2001
                                          ------------ ------------ -----------
                                                                    (Unaudited)
Unearned premiums........................    $1,442       $1,556      $1,564
Other liabilities........................       524          581         699
                                             ------       ------      ------
  Total liabilities......................     1,966        2,137       2,263
                                             ------       ------      ------
Stockholder's equity
  Common stock...........................        82           82          82
  Additional paid-in capital.............       752          760         760
  Accumulated other comprehensive income
   (loss)................................       (92)          82         101
  Retained earnings......................     1,674        2,002       2,086
                                             ------       ------      ------
Total stockholder's equity...............     2,416        2,926       3,029
                                             ------       ------      ------
Total liabilities and stockholder's
 equity..................................    $4,382       $5,063      $5,292
                                             ======       ======      ======

  For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the Insurer incorporated by reference in this pricing supplement. Copies of the financial statements of the Insurer incorporated by reference in this pricing supplement and copies of the annual statement of the Insurer for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

  The Insurer makes no representation regarding the IQ Notes or the advisability of investing in the IQ Notes and makes no representation regarding, nor has it participated in the preparation of, this pricing supplement other than the information supplied by the Insurer and presented under the heading "AMBAC ASSURANCE CORPORATION" in this pricing supplement and in the financial statements incorporated in this pricing supplement by reference.

                                    RATINGS

  S&P and Moody's will assign the IQ Notes the ratings of "AAA" and "Aaa," respectively, conditioned upon the issuance and delivery by the Insurer at the time of delivery of the IQ Notes of the policy, insuring the timely payment of the principal of and interest on the IQ Notes. Such ratings reflect only the views of such rating agencies, and an explanation of the significance of such ratings may be obtained only from such rating agencies at the following addresses: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; and Standard & Poor's, 25 Broadway, New York, New York 10004. There is no assurance that such ratings will remain in effect for any period of time or that they will not be revised downward or withdrawn entirely by the rating agencies if, in their judgment, circumstances warrant. Neither South Jersey nor the Underwriter has undertaken any responsibility to oppose any proposed downward revision or withdrawal of a rating on the IQ Notes. Any such downward revision or withdrawal of such ratings may have an adverse effect on the market price of the IQ Notes.

  At present, each of such rating agencies maintains four categories of investment grade ratings. They are for S&P--AAA, AA, A and BBB and for Moody's--Aaa, Aa, A and Baa. S&P defines "AAA" as the highest rating assigned to a debt obligation. Moody's defines "Aaa" as representing the best quality debt obligation carrying the smallest degree of investment risk.

                             PLAN OF DISTRIBUTION

  Subject to the terms and conditions of the Distribution Agreement, as amended, including the related Terms Agreement, South Jersey has agreed to sell to Edward D. Jones & Co., L.P. (the "Underwriter"), and the Underwriter has agreed to purchase from South Jersey, the entire principal amount of the IQ Notes at the price set forth on the cover page of this pricing supplement.

  The Underwriter has advised South Jersey that it proposes to offer the IQ Notes from time to time for sale in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriter may effect such transactions by selling the IQ Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and/or the purchasers of the IQ Notes for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the IQ Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the IQ Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.

  Prior to this offering, there has been no public market for the IQ Notes. The Underwriter has advised South Jersey that it intends to make a market in the IQ Notes. The Underwriter will have no obligation to make a market in the IQ Notes, however, and may cease market making activities, if commenced, at any time. The IQ Notes will not be listed on the New York Stock Exchange or any other exchange.

  South Jersey has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriter may be required to make in respect thereof.

  In order to facilitate the offering of the IQ Notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the prices of the IQ Notes. Specifically, the Underwriter may over-allot in connection with the offering, creating a short position in the IQ Notes for its own account. In addition, to cover over-allotments or to stabilize the prices of the IQ Notes, the Underwriter may bid for, and purchase, IQ Notes in the open market. The Underwriter may reclaim selling concessions allowed to a dealer for distributing IQ Notes in the offering, if the Underwriter repurchases previously distributed IQ Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the IQ Notes above independent market levels. The Underwriter is not required to engage in these activities, and, if commenced, may end any of these activities at any time.

  South Jersey has agreed, during the period of 15 days from the date on which the IQ Notes are purchased by the Underwriter, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any IQ Notes, any security convertible into or exchangeable into or exercisable for IQ Notes or any debt securities substantially similar to the IQ Notes, without the prior written consent of the Underwriter.

                                    EXPERTS

  The financial statements and the related financial statement schedules included in our Annual Report on Form 10-K for the year ended December 31, 2000 incorporated in this pricing supplement and the accompanying prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 are incorporated by reference in this pricing supplement and registration statement, in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this pricing supplement and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

  Certain legal matters will be passed upon for South Jersey by Cozen O'Connor, Philadelphia, Pennsylvania, counsel to South Jersey. Certain legal matters will be passed upon for Edward D. Jones & Co., L.P. by Chapman and Cutler, Chicago, Illinois.

                                  APPENDIX A

                          FORM OF REDEMPTION REQUEST

      6.50% SECURED MEDIUM TERM INSURED QUARTERLY NOTES, SERIES A 2001-3
                               due July 31, 2016
                               (the "IQ Notes")

                             CUSIP NO. 83851M AH0

  The undersigned,                      (the "Participant"), does hereby
certify, pursuant to the provisions of that certain Indenture of Trust dated as of October 1, 1998, as amended (the "Indenture"), made by South Jersey Gas Company (the "Company") and The Bank of New York as Trustee (the "Trustee"), to The Depository Trust Company (the "Depositary"), the Company and the Trustee that:

    1. [Name of deceased Beneficial Owner] is deceased.

    2. [Name of deceased Beneficial Owner] had a $           interest in the
  above referenced IQ Notes.

    3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory
  to the undersigned, requesting that $           principal amount of said IQ
  Notes be redeemed pursuant to said Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and the [Name of Representative] is entitled to have the IQ Notes to which this Request relates redeemed.

    4. The Participant holds the interest in the IQ Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

    5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Company (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability (collectively, the "Damages") incurred by the indemnified party or parties as a result of or in connection with the redemption of IQ Notes to which this Request relates. The Participant will, at the request of the Company, forward to the Company, a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

  IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as
of             ,          .

                                          [PARTICIPANT NAME]

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                  APPENDIX B

[LOGO OF AMBAC]                              Ambac Assurance Corporation
                                             One State Street Plaza, 15th Floor
Financial Guaranty Insurance Policy          New York, New York 10004
                                             Telephone: (212) 668-0340

Obligor:                                              Policy Number:

Obligations:                                          Premium:

Ambac Assurance Corporation (Ambac), a Wisconsin stock insurance corporation, in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees to pay to The Bank of New York, as trustee, or its successor (the "Insurance Trustee"), for the benefit of the Holders, that portion of the principal of and interest on the above-described obligations (the "Obligations") which shall become Due for Payment but shall be unpaid by reason of Nonpayment by the Obligor.

Ambac will make such payments to the Insurance Trustee within one (1) business day following written notification to Ambac of Nonpayment. Upon a Holder's presentation and surrender to the Insurance Trustee of such unpaid Obligations or related coupons, uncanceled and in bearer form and free of any adverse claim, the Insurance Trustee will disburse to the Holder the amount of principal and interest which is then Due for Payment but is unpaid. Upon such disbursement, Ambac shall become the owner of the surrendered Obligations and/or coupons and shall be fully subrogated to all of the Holder's rights to payment thereon.

In cases where the Obligations are issued in registered form, the Insurance Trustee shall disburse principal to a Holder only upon presentation and surrender to the Insurance Trustee of the unpaid Obligation, uncanceled and free of any adverse claim, together with an instrument of assignment, in form satisfactory to Ambac and the Insurance Trustee duly executed by the Holder or such Holder's duly authorized representative, so as to permit ownership of such Obligation to be registered in the name of Ambac or its nominee. The Insurance Trustee shall disburse interest to a Holder of a registered Obligation only upon presentation to the Insurance Trustee of proof that the claimant is the person entitled to the payment of interest on the Obligation and delivery to the Insurance Trustee of an instrument of assignment, in form satisfactory to Ambac and the Insurance Trustee, duly executed by the Holder or such Holder's duly authorized representative, transferring to Ambac all rights under such Obligation to receive the interest in respect of which the insurance disbursement was made. Ambac shall be subrogated to all of the Holders' rights to payment on registered Obligations to the extent of any insurance disbursements so made.

In the event that a trustee or paying agent for the Obligations has notice that any payment of principal of or interest on an Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Obligor has been deemed a preferential transfer and theretofore recovered from the Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

As used herein, the term "Holder" means any person other than (i) the Obligor or
(ii) any person whose obligations constitute the underlying security or source of payment for the Obligations who, at the time of Nonpayment, is the owner of an Obligation or of a coupon relating to an Obligation. As used herein, "Due for Payment", when referring to the principal of Obligations, is when the scheduled maturity date or mandatory redemption date for the application of a required sinking fund installment has been reached and does not refer to any earlier date on which payment is due by reason of call for redemption (other than by application of required sinking fund installments), acceleration or other advancement of maturity; and, when referring to interest on the Obligations, is when the scheduled date for payment of interest has been reached. As used herein, "Nonpayment" means the failure of the Obligor to have provided sufficient funds to the trustee or paying agent for payment in full of all principal of and interest on the Obligations which are Due for Payment.

This Policy is noncancelable. The premium on this Policy is not refundable for any reason, including payment of the Obligations prior to maturity. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment.

In witness whereof, Ambac has caused this Policy to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

/s/                                                                                    /s/
President                                [SEAL]                                        Secretary

Effective Date:                                                                        Authorized Representative

THE BANK OF NEW YORK acknowledges that it has agreed to perform the duties of
Insurance Trustee under this Policy.                                                   /s/
Form No.: 2B-0012 (1/01)                                                               Authorized Officer of Insurance Trustee

                                 $100,000,000

                           South Jersey Gas Company

                      Secured Medium Term Notes, Series A

                               ----------------

  South Jersey Gas Company (the "Company") intends to offer and sell from time to time its Secured Medium Term Notes, Series A (the "Notes"), in an aggregate principal amount up to $100,000,000 and having maturities ranging from 1 year to 40 years from date of issue. The Notes will be issued only in fully-registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable Pricing Supplement (as defined below), interest on each Note will be payable semiannually in arrears on May 1 and November 1 at a fixed rate determined by the Company and agreed upon by the purchaser thereof at or prior to the time of sale. The purchase price, aggregate principal amount, interest rate, stated maturity date, optional redemption provisions and any other material terms not described herein of each issue of Notes will be set forth in an accompanying supplement to this Prospectus (each, a "Pricing Supplement"). See "Description of Notes."

  Prior to the Substitution Date (as defined herein), the Notes will be serviced and secured as to the payment of the principal thereof and interest thereon by the Company's First Mortgage Bonds, 10% Medium Term Notes Series A (the "Pledged Bond") in an aggregate principal amount equal to $100,000,000 issued and pledged by the Company and delivered to the Note Trustee (as defined herein) in accordance with the provisions of the Note Indenture (as defined herein). The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Notes. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of the Notes. Payments of principal and interest in respect of the Notes will constitute payments on the Pledged Bond. The Pledged Bond constitutes a separate series of the Company's First Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by the Company. See "Description of the Pledged Bond." On the Substitution Date, the Pledged Bond will cease to secure the Notes, and, at the option of the Company, the Notes either will become unsecured general obligations of the Company or will be secured by first mortgage bonds issued under a mortgage other than the Company's current mortgage indenture. See "Description of Notes--Security; Substitution Date."

  Each Note will be represented by a Global Note (each, a "Global Note") registered in the name of The Depository Trust Company, as depository ("DTC" or the "Depository"), or its nominee, unless otherwise specified in the applicable Pricing Supplement. Beneficial interests in Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Global Notes will not be issuable in certificate form except under the limited circumstances described herein. See "Description of Notes--Certificated Notes."

                               ----------------

    THESE  SECURITIES HAVE  NOT BEEN  APPROVED OR  DISAPPROVED BY  THE
      SECURITIES AND  EXCHANGE  COMMISSION OR  ANY  STATE SECURITIES
       COMMISSION  NOR HAS THE  SECURITIES AND EXCHANGE  COMMISSION
         OR  ANY  STATE  SECURITIES  COMMISSION PASSED  UPON  THE
          ACCURACY   OR  ADEQUACY   OF   THIS  PROSPECTUS.   ANY
            REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL
             OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            Price to        Agents'            Proceeds to
                           Public(1)    Commissions(2)        Company(1)(3)
--------------------------------------------------------------------------------
Per Note................      100%        0.15%-0.75%         99.85%-99.25%
--------------------------------------------------------------------------------
Total...................  $100,000,000 $150,000-$750,000 $99,850,000-$99,250,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold at 100% of the principal amount thereof.
(2) The Company will pay to PaineWebber Incorporated, Prudential Securities Incorporated and First Union Capital Markets, as agents (each an "Agent" and collectively, the "Agents"), a commission ranging from 0.15% to 0.75% of the principal amount of any Note, depending on its stated maturity, sold through such Agent. The Company may also sell Notes to an Agent, as principal, for resale to one or more investors or other purchasers at a fixed public offering price or at varying prices related to prevailing market prices at the time of resale, as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Notes sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. See "Plan of Distribution."
(3) Before deduction of expenses, estimated at $614,500 which are payable by the Company.

                               ----------------

  The Notes will be offered on a continuing basis by the Company through the Agents, who have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Company also may sell Notes to an Agent, as principal, for resale to one or more investors or other purchasers. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits such offer, may reject any offer to purchase Notes, in whole or in part. See "Plan of Distribution."

                               ----------------

PaineWebber Incorporated
                       First Union Capital Markets
                                             Prudential Securities Incorporated
                               ----------------
                The date of this Prospectus is October 5, 1998.

                             AVAILABLE INFORMATION

  South Jersey Gas Company (the "Company") is a wholly-owned subsidiary of South Jersey Industries, Inc. ("SJI"). Each of the Company and SJI is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. and at its regional offices at 500 West Madison Street, Chicago, Illinois and 7 World Trade Center, New York, New York. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Information regarding the operation of the public reference facilities may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is http://www.sec.gov. Such material can also be inspected at the New York Stock Exchange, Inc. where certain of the Company's and SJI's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed pursuant to the Exchange Act.

  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed pursuant to the Exchange Act.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically incorporated by reference herein. Requests for such copies should be directed to George L. Baulig, Secretary, South Jersey Gas Company, 1 South Jersey Plaza, Route 54, Folsom, New Jersey 08037, (609) 561-9000.

  CERTAIN STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING THOSE STATEMENTS CONTAINED IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THAT ARE NOT RELATED TO HISTORICAL RESULTS ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." FURTHER, CERTAIN FORWARD-LOOKING STATEMENTS ARE BASED UPON ASSUMPTIONS AS TO FUTURE EVENTS THAT MAY NOT PROVE TO BE ACCURATE.

  CERTAIN PERSONS PARTICIPATING IN A PARTICULAR OFFERING OF NOTES HEREUNDER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE NOTES, AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                  THE COMPANY

General

  The Company is a regulated New Jersey public utility and is the principal subsidiary of SJI. The Company is a gas distribution utility that supplies natural gas to residential, commercial and industrial customers in the southern part of New Jersey. The Company also makes off-system sales of natural gas on a wholesale basis to various customers on the interstate pipeline system and transports natural gas purchased directly from producers or suppliers by some of its customers.

  At December 31, 1997, the Company served approximately 261,000 residential, commercial and industrial customers throughout 112 municipalities in Atlantic, Cape May, Cumberland, and Salem counties and portions of Burlington, Camden and Gloucester Counties. The Company's service territory covers approximately 2,500 square miles and has an estimated permanent population of 1.1 million. Gas sales and transportation for 1997 amounted to 73,574,000 Mcf (thousand cubic feet), of which approximately 50,181,000 Mcf was firm sales and transportation, 8,931,000 Mcf was interruptible sales and transportation and 14,462,000 Mcf was off system sales. At December 31, 1997, the breakdown of firm sales includes 39.8% residential, 16.1% commercial, 2.5% cogeneration and electric generation, 1.4% industrial and other and 40.2% transportation. The Company is regulated as to rates and other matters by the New Jersey Board of Public Utilities.

  The Company's executive offices are located at 1 South Jersey Plaza, Route 54, Folsom, New Jersey 08037 and its telephone number is (609) 561-9000.

Ratio of Earnings to Fixed Charges

  The Company's ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                                         Twelve
                                                                                      Months Ended
                 Years Ended December 31,                                               June 30,
     ---------------------------------------------------------------------            ------------
     1993         1994             1995             1996             1997                 1998
     ----         ----             ----             ----             ----                 ----
     2.6          2.1              2.3              2.5              2.6                  2.4

  The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income, to which has been added fixed charges and taxes based on income of the Company, excluding the cumulative effect of an accounting change. Fixed charges consist of interest charges and preferred securities dividend requirements and an interest factor in rentals.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Pricing Supplement, the net proceeds from the sale of the Notes will be used by the Company to retire short-term debt and to fund capital expenditure requirements. At June 30, 1998, the Company had $72.3 million of short-term debt outstanding with a weighted-average interest cost of 5.8%, with maturities not exceeding one month.

                           DESCRIPTION OF SECURITIES

  The Notes may be issued in one or more issues (i) secured by the Company's first mortgage bonds issued under the Company's current mortgage indenture or
(ii) following the Substitution Date (as defined below), as either unsecured notes or as notes secured by the Company's first mortgage bonds issued under a mortgage indenture other than the Company's current mortgage indenture. On the Substitution Date, any outstanding Notes secured by the Company's first mortgage bonds when issued will cease to be secured by first mortgage bonds issued under the Company's current mortgage indenture and, at the Company's option, either (a) will become unsecured general obligations of the Company or
(b) will be secured by the Company's first mortgage bonds issued under a mortgage indenture other than the Company's current mortgage indenture.

  The Notes will be issued under an indenture (the "Note Indenture"), the form of which is an exhibit to the Registration Statement of which this Prospectus is a part, between the Company and The Bank of New York, as trustee (the "Note Trustee"), and are described below under the caption "Description of Notes." Prior to the Substitution Date, a series of first mortgage bonds designated as "South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series A" (the "Pledged Bond") will be issued under the Indenture of First Mortgage, dated October 1, 1947, as heretofore supplemented and amended by supplemental indentures and a new Twenty-Second Supplemental Indenture (the "New Supplement") (such Indenture of First Mortgage, as supplemented, is herein referred to as the "Mortgage"), all from the Company to The Bank of New York, as successor trustee to Guaranty Bank (the "Mortgage Trustee") and pledged to the Note Trustee under the Note Indenture to secure the Notes. The Pledged Bond to be issued under the Mortgage is described below under the caption "Description of the Pledged Bond."

  There is no requirement, under either the Note Indenture or the Mortgage (collectively, the "Indentures"), that future issues of debt securities of the Company be issued under the Indentures, and, subject to certain restrictions following the Substitution Date which are described in "Description of Notes-- Limitations on Liens," the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issues of Notes, in connection with future issues of such other debt securities.

                             DESCRIPTION OF NOTES

General

  The following summaries of certain provisions of the Note Indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Note Indenture which is incorporated herein by reference and the form of which is an exhibit to the Registration Statement of which this Prospectus is a part. References to Section numbers under this caption are references to the Section numbers of the Note Indenture.

  Until the Substitution Date (as defined below), the Notes will be secured by the Pledged Bond issued under the Mortgage and delivered by the Company to the Note Trustee. See "Security; Substitution Date." ON THE SUBSTITUTION DATE (AS DEFINED BELOW), THE NOTES WILL CEASE TO BE SECURED BY THE PLEDGED BOND AND, AT THE COMPANY'S OPTION, EITHER (I) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (II) WILL BE SECURED BY THE COMPANY'S FIRST MORTGAGE BONDS (THE "SUBSTITUTED PLEDGED BONDS") ISSUED UNDER A MORTGAGE INDENTURE OTHER THAN THE MORTGAGE (A "SUBSTITUTED MORTGAGE"). The Note Indenture provides that, in addition to the Notes offered hereby, additional notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Substitution Date, the amount of Notes that may be issued cannot exceed the aggregate principal amount of first mortgage bonds that the Company is able to issue under the Mortgage. See "Description of the Pledged Bond--Issuance of Additional Bonds."

  The Note Indenture provides that notes may be issued thereunder in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates; provided that Notes which are secured by the Pledged Bond will bear interest at a rate not to exceed 10%, the stated interest rate of the Pledged Bond. The Pricing Supplement applicable to each issue of Notes will set forth any variation in the terms and provisions of such Notes from those described in this Prospectus. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

  Unless otherwise indicated in the applicable Pricing Supplement, and except as described under the heading "Redemption," there are no provisions in the
Note Indenture or the Notes that require the Company to redeem, or permit the holders to cause a redemption of, the Notes or that otherwise protect the holders in the event that the Company incurs substantial additional indebtedness (except for certain restrictions on the Company's ability to create, assume or incur certain liens after the Substitution Date, as described in "Limitations on Liens") whether or not in connection with a change in control of the Company. However, under current law, any change in control transaction that involves the incurrence of additional long-term indebtedness (as notes, first mortgage bonds or otherwise) by the Company would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.

Registration, Transfer and Exchange

  Notes of any issue will be exchangeable for one or more Notes of the same series and issue of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.6).

  Unless otherwise indicated in the applicable Pricing Supplement, Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Note Trustee maintained for such purpose with respect to any issue of Notes and referred to in the applicable Pricing Supplement, without service charge but upon the payment of any taxes and other governmental charges as described in the Note Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7).

  In the event of any redemption of Notes, the Note Trustee will not be required to exchange or register a transfer of any Notes selected, called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6). See "Book-Entry System."

Certificated Notes

  Each Note will be represented by a Global Note registered in the name of the Depository, or its nominee, unless otherwise specified in the applicable Pricing Supplement. The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of $1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act or (ii) the Company in its discretion, at any time, determines not to have all of the Notes represented by the Global Note. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. (Section 2.13).

Payment and Paying Agents

  Principal of and interest on Notes issued in the form of Global Notes will be paid in the manner described below under the caption "Book-Entry System." Unless otherwise indicated in the applicable Pricing Supplement, interest on Notes that are in the form of certificated securities will be paid by wire transfer of clearinghouse or similar next day funds or by check mailed to the person entitled thereto at such person's address as it appears in the register for the Notes maintained by the Note Trustee; however, a holder of Notes of one or more series under the Note Indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to request to receive payments of interest on such series by wire transfer of immediately available funds to a bank located within the continental United States if an appropriate request including wire transfer instructions has been received by the Note Trustee on or prior to the applicable regular record date in accordance with the Note Indenture. Unless otherwise indicated in the applicable Pricing Supplement, the principal of, and interest at maturity on Notes in the form of certificated Notes will be payable in immediately available funds at the office of the Note Trustee upon proper presentment and surrender thereof. (Section 2.12).

  All moneys paid by the Company to a paying agent for the payment of principal of, or interest on, any Note which remain unclaimed at the end of one year after such principal or interest shall have become due and payable will be repaid to the Company and the holder of such Note will thereafter look only to the Company for payment thereof. (Section 5.4).

Security; Substitution Date

  Until the Substitution Date (as defined below), the Notes will be secured by the Pledged Bond issued and delivered by the Company to the Note Trustee. See "Description of the Pledged Bond."

  THE "SUBSTITUTION DATE" WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE MORTGAGE OTHER THAN THE PLEDGED BOND (THE "FIRST MORTGAGE BONDS") HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST MORTGAGE BONDS DEEMED TO BE PAID WITHIN THE MEANING OF THE MORTGAGE). ON THE SUBSTITUTION DATE, THE NOTE TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION THE PLEDGED BOND, AND THE COMPANY WILL CAUSE THE NOTE TRUSTEE TO PROVIDE NOTICE TO ALL HOLDERS OF NOTES OF THE OCCURRENCE OF THE SUBSTITUTION DATE. AS A RESULT, ON THE SUBSTITUTION DATE, THE PLEDGED BOND WILL CEASE TO SECURE THE NOTES, AND, AT THE OPTION OF THE COMPANY, THE NOTES EITHER (I) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (II) WILL BE SECURED BY SUBSTITUTED PLEDGED BONDS. (Section 4.10).

Limitations on Liens

  Following the Substitution Date, the Company shall cause the Mortgage to be closed and the Company shall not issue any additional bonds under the Mortgage. In addition, following the Substitution Date, except as described below and unless Substituted Pledged Bonds are issued to secure the Notes, the Company may not create, assume or incur any mortgage, pledge, lien or security interest (collectively referred to in this context as "mortgages") upon any real property interest or other depreciable asset which is used in the Company's gas utility business, whether owned at the Substitution Date or thereafter acquired, to secure any indebtedness for money borrowed other than indebtedness with maturities of twelve months or less ("Debt") of the Company or any other person (other than the Notes), without effectively securing all Notes (other than such Notes, if any, which shall by their terms be expressly excluded from such provision) equally and ratably with such Debt; provided, however, that this restriction will not apply to:

    (a) any mortgage upon property existing at the time of acquisition thereof, including acquisition by means of merger or consolidation (but excluding any extension thereof or addition thereto unless the terms of the mortgage as of the date of acquisition of such property provide that such mortgage shall be secured by such extensions or additions);

    (b) any mortgage to secure the payment of all or part of the purchase price of property or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or part of the purchase price of such property;

    (c) any mortgage existing as of the Substitution Date;

    (d) any Permitted Encumbrance (as defined below); and

    (e) any extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (a) through (d), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt (plus any premium or fee payable in connection with such extension, refinancing, renewal or replacement) so secured at the time of such extension, refinancing, renewal or replacement; and provided, further, that such mortgage shall be limited to all or such part of the property which was subject to the mortgage so extended, refinanced, renewed or replaced (plus improvements on such property).

  Notwithstanding the foregoing restriction, the Company may create, assume or incur any mortgage not excepted above without equally and ratably securing the Notes if the aggregate amount of all Debt then outstanding and secured by such mortgage or any other mortgage not excepted above does not exceed 15% of the total consolidated capitalization of the Company as shown on the audited consolidated balance sheet contained in the latest annual report of the Company as filed with the Commission. For the purposes of this provision, any mortgage in favor of the United States of America or any States thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute, or any mortgage securing industrial development, pollution control or similar revenue bonds shall not be deemed to create a mortgage to secure any Debt. (Section 6.8).

  For the purposes of this provision, the term "Permitted Encumbrance" means

    (a) Liens for taxes, assessments or governmental charges or levies for the then current year and taxes, assessments or governmental charges or levies not then delinquent or which thereafter can be paid without penalty or are being contested in good faith; liens for worker's compensation awards and similar obligations not then delinquent or which thereafter can be paid without penalty or are being contested in good faith; liens imposed by law, such as carriers', warehousemen's, landlords', suppliers', mechanics', laborers', materialmen's and other similar liens not then delinquent or which are being contested in good faith;

    (b) Liens and charges incidental to construction or current operation which have not at such time been filed or asserted or the payment of which has been adequately secured or which are insignificant in amount;

    (c) Liens securing obligations not assumed by the Company and on account of which it has not customarily paid and does not expect to pay interest and existing upon real estate over or in respect of which the Company has a right of way or other easement or right for pipelines, rights of way, transmission, distribution or similar purposes; provided that the loss of all such easements would not materially adversely affect the operations of the Company;

    (d) Any right which the United States of America or any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to recapture or to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of reasonable compensation therefor, or upon reasonable compensation or conditions to terminate any franchise, license or other rights before the expiration date thereof or to regulate the property and business of the Company;

    (e) Liens of judgments covered by insurance, or upon appeal or other proceeding for review, or not exceeding at any one time $10 million in aggregate amount;

    (f) Easements or reservations in respect of any property of the Company for the purpose of transmission or distribution lines or other rights-of-way, including overhead and underground transmission and distribution lines and pipelines, or similar purposes, zoning ordinances, regulations, reservations, survey exceptions, building restrictions, covenants, party wall agreements, conditions of records and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

    (g) Liens on the property of the Company incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

    (h) Pledges or deposits by the Company under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company is a party, or deposits to secure public or statutory obligations of the Company, or deposits of cash or United States government bonds to secure surety or appeals bonds obtained in the ordinary course of business to which the Company is a party, or deposits as security for taxes (that shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith) or import duties incurred in the ordinary course of business, or deposits for the payment of rent or performance of other obligations under a lease, in each case incurred in the ordinary course of business;

    (i) Rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, or governmental consent or permit, or by any provision of law, to acquire, purchase, or recapture at fair value, or to designate a purchaser of such property;

    (j) Rights reserved to or vested in any municipality or public authority to use or control or regulate such property;

    (k) Any obligations or duties, affecting such property, to any municipality or public authority with respect to any franchise, grant, license or permit;

    (l) Exceptions or reservations therefrom of minerals, precious metals, gas, oil, petroleum, hydrocarbons, or any other substances, which exceptions or reservations exist at the time of acquisition by the Company of the property and which do not materially and adversely affect the use made or proposed to be made by it of such property; or

    (m) Liens existing on the Substitution Date not otherwise described in clauses (a) through (l) above.

Redemption

  The Pricing Supplement relating to each Note will indicate that such Note cannot be redeemed prior to its stated maturity or that such Note will be redeemable at the option of the Company in whole or in part, on any date on or after the date specified in such Pricing Supplement, at prices declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. In addition, the Notes shall be subject to redemption upon payment of the principal amount thereof, either as a whole or in part, from time to time, through the application of proceeds available under the Mortgage upon redemption of the Pledged Bond from the condemnation of property subject to the lien of the Mortgage, or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as a result of the threat (evidenced in writing by such body or agency) of condemnation of such property together with accrued interest to the date fixed for redemption in accordance with the terms of the Mortgage. See "Description of the Pledged Bond--Redemption." (Section 3.4)

Events of Default

  The following constitute events of default under the Note Indenture (an "Event of Default"):

    (a) default in the payment of principal or premium, if any, on any note issued under the Note Indenture when due and payable and continuance of such default for five days;

    (b) default in the payment of interest on any note issued under the Note Indenture when due which continues for 30 days;

    (c) default in the performance or breach of any other covenant or warranty of the Company in the Note Indenture and the continuation thereof for 90 days after written notice to the Company as provided in the Note Indenture;

    (d) prior to the Substitution Date, the occurrence of a default under the Mortgage, of which default the Mortgage Trustee or the holders of a majority in aggregate principal amount of the outstanding notes issued under the Note Indenture have given written notice to the Note Trustee;

    (e) if any Substituted Pledged Bonds are outstanding, the occurrence of a default under the Substituted Mortgage, of which default the trustee under such Substituted Mortgage or the holders of a majority in aggregate principal amount of the outstanding notes issued under the Note Indenture have given written notice to the Note Trustee; and

    (f) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 8.1).

  If an Event of Default, other than one relating to an event of default under the Mortgage or the Substituted Mortgage, as applicable, and the acceleration of the principal of the Company's first mortgage bonds issued under the Mortgage or the Substituted Mortgage in accordance with the Mortgage or the Substituted Mortgage, as applicable, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding notes issued under the Note Indenture of such series may declare the principal amount of all notes of such series to be due and payable immediately. At any time after an acceleration of the notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such notes has been obtained and so long as all of the Company's first mortgage bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to an event of default under the Mortgage or the Substituted Mortgage, as applicable, and the acceleration of the principal of the first mortgage bonds issued under either the Mortgage or the Substituted Mortgage, as the case may be, in accordance with the Mortgage or the Substituted Mortgage, as applicable, occurs (see "Description of the Pledged Bond--Defaults and Notice Thereof"), the principal of all of the outstanding notes issued under the Note Indenture, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the registered holders of any notes; provided, however, that a rescission and annulment of the declaration that the Company's first mortgage bonds outstanding under the Mortgage or the Substituted Mortgage, as applicable, be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default under the Note Indenture and of its consequences. (Section 8.1).

  The Note Indenture provides that the Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Note Indenture at the request or direction of any of the holders unless such holders have offered to the Note Trustee reasonable security or indemnity against the liabilities and costs which may be incurred by such exercise. (Section 9.2). The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or of exercising any trust or power conferred on the Note Trustee, with respect to the Notes. (Section 8.7). Each holder of any Note has the right to institute a proceeding with respect to the Note Indenture, but such right is subject to certain conditions precedent specified in the Note Indenture. (Section 8.4). The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to the Notes, is required to give the holders of the Notes notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Notes, the Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.8). The Company is required to deliver to the Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Note Indenture. (Section 6.6). The Company is required to notify the Note Trustee within five days of becoming aware of an Event of Default. (Section 6.7).

Modification

  Modification and amendment of the Note Indenture may be effected by the Company and the Note Trustee with the consent of the holders of a majority in principal amount of the outstanding notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby, (a) change the maturity date of any Note;
(b) reduce the rate or extend the time of payment of interest on any Note; (c) reduce the principal amount of, or premium payable on, any Note; (d) change the coin or currency of any payment of principal of, or any premium or interest on, any Note; (e) change the date on which any Note may be redeemed;
(f) adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Note; (g) impair the interest of the Note Trustee in the Pledged Bond or Substituted Pledged Bonds held by it or, prior to the Substitution Date, reduce the principal amount of the Pledged Bond or Substituted Pledged Bonds securing the Notes to an amount less than the principal amount of the related series of Notes or alter the payment provisions of such Pledged Bond or Substituted Pledged Bonds in a manner adverse to the holders of the Notes; or (h) modify the foregoing requirements or reduce the percentage of outstanding notes necessary to modify or amend the Note Indenture or to waive any past default to less than a majority. Modification and amendment of the Note Indenture may be effected by the Company and the Note Trustee without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Note Indenture; (b) to add further security for the Notes; (c) to make certain other modifications, generally of a ministerial or immaterial nature; or (d) to make certain other modifications which are not prejudicial to the interests of the holders of the Notes. (Sections 13.1 and 13.2).

Defeasance and Discharge

  The Note Indenture provides that the Company will be discharged from any and all obligations in respect to the Notes and the Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if, among other things, the Company irrevocably deposits with the Note Trustee, in trust for the benefit of holders of Notes, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Notes on the dates such payments are due in accordance with the terms of the Note Indenture and the Notes. Thereafter, the holders of Notes must look only to such deposit for payment of the principal of, and interest and any premium on, the Notes. (Section 5.1).

Consolidation, Merger and Sale or Disposition of Assets

  The Company will not consolidate with or merge into any other corporation or sell, transfer or otherwise dispose of all or substantially all its assets unless the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the Notes and the performance of every covenant of the Note Indenture to be performed or observed by the Company and (i) if such transaction occurs prior to the Substitution Date, unless the successor or transferee corporation assumes the Company's obligations under the Mortgage with respect to the Pledged Bond, or (ii) if such transaction occurs on or after the Substitution Date and Substituted Pledged Bonds are outstanding, unless the successor or transferee corporation assumes the Company's obligations under the Substituted Mortgage with respect to the Substituted Pledged Bonds. Upon any such consolidation, merger, sale, transfer or other disposition of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Note Indenture. The Note Indenture defines "all or substantially all" of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the Notes and without the assumption by the transferee of the Company's obligations on the Notes and covenants contained in the Note Indenture. (Sections 12.1 and 12.2).

Voting of the Pledged Bond Held by Note Trustee

  The Note Trustee, as a holder of the Pledged Bond, may attend any meeting of bondholders under the Mortgage to which it receives due notice, or, at its option, may deliver its proxy in connection therewith. Either at such meeting, or where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or Bonds issued under the Mortgage is sought without a meeting (a "proposed action"), the Note Trustee will vote the Pledged Bond held by it, or will consent with respect thereto, as described below. The Note Trustee may agree to any proposed action without the consent of or notice to holders of the Notes where such proposed action would not adversely affect the holders of the Notes. In the event that the proposed action would adversely affect the holders of the Notes, the Note Trustee shall not vote the Pledged Bond without notice to and the approval of holders of at least a majority in aggregate principal amount of all notes then outstanding under the Note Indenture. (Section 4.3).

Resignation or Removal of Note Trustee

  The Note Trustee may resign at any time upon written notice to the Company specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Note Trustee and such specified day. (Section 9.10).

  The Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding notes issued under the Note Indenture. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, the Company may remove the Note Trustee upon notice to the holder of each outstanding note issued under the Note Indenture and the Note Trustee, and appointment of a successor Note Trustee. (Section 9.10).

Book-Entry System

  Each issue of Notes may be issued in the form of one or more Global Notes representing all or part of such issue of Notes and which will be deposited with or on behalf of the Depository and registered in the name of the Depository or a nominee of the Depository.

  The following is based solely on information furnished by the Depository:

  Unless otherwise specified in the Pricing Supplement, DTC will act as Depository for those Notes issued as Global Notes. The Global Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

  To facilitate subsequent transfers, all securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of the holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If the Global Notes are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Global Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal, interest and any premium payments on the Notes will be made to DTC. DTC's practice is to credit Direct Participant's accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Note Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and any premium to DTC is the responsibility of the Company or the Note Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company or the Note Trustee. Under such circumstances, if a successor securities depository is not obtained, certificates for the Notes are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) for the Notes. In that event, certificates for the Notes will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

  The underwriters, dealers or agents of any Notes may be Direct Participants of DTC.

  NONE OF THE COMPANY, THE NOTE TRUSTEE, THE MORTGAGE TRUSTEE, OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF THE GLOBAL NOTE WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL NOTE OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

Concerning the Note Trustee

  The Bank of New York is the Note Trustee under the Note Indenture. The Note Trustee also acts as trustee for the Company's first mortgage bonds. The Company also currently maintains other banking relationships with the Note Trustee in the ordinary course of business.

                        DESCRIPTION OF THE PLEDGED BOND

General

  The Pledged Bond is to be issued under and secured by the Mortgage and the New Supplement providing for the Pledged Bond. The Pledged Bond constitutes the Twentieth Series of the Company's First Mortgage Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series A," which is limited to the aggregate principal amount of $100,000,000. The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions, reference is made to the actual provisions of the Mortgage. First Mortgage Bonds issued or issuable under the Mortgage are hereinafter sometimes called "Bonds." A copy of the Mortgage including the New Supplement may be inspected at the office of the Mortgage Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286 or at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. References to articles and sections under this caption are reference to articles and sections of the Mortgage.

  The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by the Company. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage and the Note Indenture. No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

  The Pledged Bond has not been registered under the Securities Act of 1933, as amended.

Interest, Maturity and Payment

  Interest on the Pledged Bond shall accrue at the rate of 10% per annum computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on May 1 and November 1 of each year, payable initially on May 1, 1999, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

  In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the Pledged Bond, the Company shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to (i) the principal amount of any of the Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, (ii) the amount of money held by the Note Trustee and available and designated for the payment of principal of, and/or interest on, the Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys and (iii) the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Notes secured thereby. (Section 2.1).

Lien and Security

  The Pledged Bond is secured by the lien of the Mortgage equally and proportionately with all other Bonds. The Mortgage constitutes a first lien (subject to "excepted encumbrances" as defined in the Mortgage) on substantially all the property and franchises of the Company now owned or hereafter acquired, for the equal and ratable benefit of all Bonds now or hereafter outstanding under the Mortgage. The Mortgage excepts from its lien materials and supplies consumable in the operation of the Company, merchandise and products acquired, manufactured, produced or held for sale in the usual course of business, motor vehicles, and cash, accounts receivable, stocks, bonds, notes, and securities which are neither specifically pledged with the Mortgage Trustee nor required by the Mortgage to be so pledged. (Granting Clause). There are certain conditions which must be complied with relating to the lien of the Mortgage in case of a merger, consolidation or sale of all the assets of the Company. (Article VII).

Issuance of Additional Bonds

  Additional Bonds, ranking equally with all outstanding Bonds, may be issued under the Mortgage, without limit as to aggregate principal amount, upon compliance with Article III of the Mortgage and after obtaining the approval of the New Jersey Board of Public Utilities ("BPU"). The principal provisions for the issuance of additional Bonds are summarized below.

  Additional Bonds may be issued in principal amount not exceeding: (i) 60% of the cost or fair value (whichever is less) of property additions which consist of real and personal property constructed or acquired by the Company subject to the lien of the Mortgage and not previously utilized under the Mortgage as the basis for additional bonds or certain other purposes, located in the State of New Jersey, and used or useful by the Company in connection with its business, after deducting from such cost or fair value the excess, if any, of the cost of mortgaged property retired (as defined in the Mortgage) and certain amounts relating to depreciation of the mortgaged property which are calculated in the annual certificate for the replacement fund hereafter referred to; provided that: (a) the net earnings of the Company (as defined in the Mortgage) for 12 consecutive months within the preceding 15 months shall have been at least 2 times the annual interest charges on all prior lien obligations and all Bonds to be outstanding after the authentication of those about to be authenticated; and (b) if such property additions are subject to a prior lien: (x) 166 2/3% of the principal amount of the outstanding obligations secured by such prior lien shall be deducted from the cost or fair value of such property additions (unless such deduction has been made previously); and (y) if the deduction referred to in clause (x) has not previously been made, then the aggregate principal amount of all outstanding prior lien obligations upon all property additions used as the basis for authentication of Bonds, withdrawal of money, or release of property under the Mortgage or as a credit against a payment to any improvement or sinking fund for Bonds of a particular series, or the replacement fund hereinafter referred to, shall not exceed 10% of the principal amount of all Bonds to be outstanding after authentication of those about to be authenticated (Section 3.04); (ii) the principal amount of other Bonds acquired, paid, retired, or with respect to which payment has been provided for excluding, however, any such Bonds paid or retired by the operation of any sinking, replacement, purchase or other analogous fund or otherwise used as a credit against the obligations of the Company, with certain specified exceptions; provided that if such Bonds were not theretofore bona-fide issued and bear interest at a lower rate than the Bonds to be authenticated, the net earnings condition specified above in paragraph (i) must be complied with (Sections 3.04 and 3.06); and (iii) the amount of money deposited with the Mortgage Trustee for that purpose. (Sections 3.03 and 3.07). Money so deposited may be withdrawn by the Company upon the same conditions as would entitle it to obtain the authentication of Bonds of an equal principal amount under the above clauses
(i) or (ii), except that if the net earnings condition specified in clause (i) was complied with at the time of the deposit of such money and included all interest charges on prior lien obligations existing at the time of the requested withdrawal, it need not be again complied with upon the withdrawal thereof. Pending such withdrawal, such money may be invested by the Mortgage Trustee in obligations of the United States and the net proceeds of any sale thereof withdrawn as aforesaid. (Section 3.08 and 3.09).

  If the additional Bonds are to be issued on the basis of property additions, the Mortgage requires the delivery to the Mortgage Trustee of a certificate of an engineer, appraiser, or other expert as to the fair value of such additions to the Company as of a specified date not more than three months before the application for the additional Bonds is filed with the Mortgage Trustee. If any of such additions were acquired from another gas utility, the Mortgage requires that the initial appraisal be performed by an engineer, appraiser or other expert who is independent of the Company. (Section 3.04, as amended by 17th Supp.).

Replacement Fund

  The Mortgage requires that the Company on or before April 1 of each year, deliver a replacement fund certificate and pay to the Mortgage Trustee for a replacement fund an amount equal to $198,000 plus 2% of the cost of all additions made to its depreciable public utility property during the period from 0ctober 1, 1947, to the end of the preceding calendar year, less 2% of the cost of all depreciable public utility property retired by it during such period. The Company may take as a credit against such payment (a) 166 2/3% times the principal amount of bonds which could then be issued on the basis of property additions, and (b) the principal amount of Bonds paid, acquired, or retired by it, to the extent that the same have not been otherwise included in a prior Replacement Fund Certificate filed with the Mortgage Trustee. So long as any Bonds of the Fourteenth Series, Fifteenth Series, Sixteenth Series, Seventeenth Series, Eighteenth Series, Nineteenth Series or Twentieth Series remain outstanding, the Company will satisfy its obligations under the replacement fund through the use of cash only if it has first used all available property additions and retired Bonds, and then only to the extent such amounts are not sufficient to satisfy such obligations. All money in the replacement fund shall, upon request by the Company, be applied as described below under "Release and Substitution of Property" in the case of proceeds from the sale of released property. (Sections 5.19 and 6.07; 15th Supp., Section 3.2; 16th Supp.,
Section 3.2; 18th Supp., Section 3.2.; 19th Supp., Section 3.2.; 20th Supp.,
Section 3.2; 21st Supp., Section 3.2; and 22nd Supp. Section 3.2).

Release and Substitution of Property

  Upon substitution of other property of equal value, the Company may dispose of, free from the lien of the Mortgage and without procuring a release therefrom, any machinery, tools, implements, fixtures, or equipment unsuitable or not required for the conduct of its business. (Section 6.03). Any property no longer necessary for the proper conduct of its business may be sold, exchanged or disposed of by the Company, and released from the lien of the Mortgage, upon receipt by the Company of a consideration, which shall be paid or delivered to the Mortgage Trustee (unless required to be paid or delivered to the trustee of a prior lien), equal to at least the fair value thereof and which shall consist of (i) money, (ii) obligations of any federal, state, municipal, or other governmental body or agency purchasing such property,
(iii) obligations maturing within 15 years, secured by a purchase money mortgage on such property, and constituting not more than 60% of such consideration, and/or (iv) property additions (not otherwise utilized under the Mortgage) which might have formed the basis for the authentication of additional Bonds. (Sections 6.04 and 6.05). Property taken by eminent domain proceedings or under governmental power of purchase shall be released from the Mortgage and the proceeds of such taking or purchase shall be paid to the Trustee. (Section 6.08). Proceeds received by the condemnation or from the sale of property released from the Mortgage (i) may be withdrawn by the Company upon compliance with the same conditions that would authorize the authentication of Bonds of an equal principal amount, except that no earnings condition shall be applicable, and except that money may be withdrawn on the basis of property additions up to 100% of the cost or fair value (whichever is less) thereof after deducting the required amount on account of any prior lien obligations and without any deduction for the cost of property retired; (ii) may be temporarily invested by the Mortgage Trustee in obligations of the United States; or (iii) may be applied to the purchase or redemption of Bonds; provided that all such proceeds (including proceeds temporarily invested as aforesaid) not withdrawn or applied for 5 years after receipt by the Mortgage Trustee shall be applied to the purchase or redemption of Bonds. (Section 6.07). Proceeds of insurance on mortgaged property, except on losses of less than $10,000, are payable to the Mortgage Trustee and may be applied by it (i) to reimburse the Company for the cost of repairing, renewing, or replacing property damaged or destroyed or (ii) as above provided in the case of proceeds of the sale of property released from the Mortgage. (Section 5.12). No prior notice is required in connection with any releases or substitutions of property, but Section 8.03 contains provisions relating to the transmission by the Mortgage Trustee to Bondholders, from time to time, of reports of such releases or substitutions, and the consideration received therefor.

Restrictions on Dividends

  So long as any Bonds of the Twentieth Series shall remain outstanding, the Company will not declare or pay any dividend on any shares of its Common Stock (other than dividends payable in shares of its Common Stock) or make any distribution on such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company), or advance any amount to or invest any amount in the property, securities or indebtedness of, or guarantee any indebtedness of, any subsidiary if, after giving effect to such action, the sum of the aggregate amounts so declared, paid, distributed, purchased, acquired, advanced, invested or guaranteed after December 31, 1997, would exceed the aggregate net income of the Company available for dividends on its Common Stock earned after such date plus the sum of $56,000,000. (Section 3.1; 22nd Supp.).

For the purposes of this restriction, "subsidiary" shall mean any corporation directly or indirectly controlled by or under common control with the Company. For the purpose of calculating the requirements of this restriction, the net income of the Company available for dividends on its Common Stock shall be determined in accordance with such system of accounts as may be prescribed by any governmental authority having jurisdiction in the premises or in the absence thereof in accordance with generally accepted accounting principles as in effect at such time; provided, however, that (a) the deductions for depreciation or renewal or replacement reserves in respect of each year shall be the amount taken therefor on the accounts of the Company or the amount required to be stated in item (1) of the Replacement Fund Certificate to be filed under the Mortgage with respect to the period ending at the close of such year, whichever be greater, and (b) no deduction or adjustment shall be made from gross income for or in respect of (i) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal or par or stated value of securities redeemed or retired, and, if such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement shall be deposited in trust for such purpose to the date of such redemption or retirement, (ii) profits or losses from sales of capital assets or taxes in respect of such profits, (iii) any adjustments to retained earnings (including tax adjustments) applicable to any period prior to January 1, 1998, (iv) charges for the write-off of unamortized debt discount and expense carried on the books of the Company at December 31, 1997, or (v) charges for the write-off or write-down of the amount at which any property of the Company was carried on its books at December 31, 1997, to the extent that the same shall be approved by, or be made pursuant to any rule, regulation, or order of, any governmental authority having jurisdiction in the premises and shall not be required by such authority to be charged against earning accumulated after December 31, 1997. (Section 3.1; 22nd Supp.).

Redemption

  Bonds of the Twentieth Series, including the Pledged Bond, shall be subject to redemption, either as a whole or in part, from time to time upon payment of the principal amount thereof through the application of proceeds available under the Mortgage from the condemnation of property subject to the lien of the Mortgage, or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as a result of the threat (evidenced in writing by such body or agency) of condemnation of such property together with accrued interest to the date fixed for redemption in accordance with the terms of the Mortgage, which provides that if less than all Bonds of all Series are redeemed then proceeds from the sale of such property will be applied to the redemption of all Bonds, including the Pledged Bond, on a pro rata basis, based on the amount of the Bonds then outstanding. (Section 1.7, 22nd Supp.).

Consolidation, Merger, or Sale

  Subject to the approval of the BPU, the Mortgage does not prevent a consolidation or merger of the Company with or into any other corporation or a conveyance and transfer of all of the property and franchises of the Company to any other corporation, if (i) the consolidation, merger, or conveyance and transfer is subject to the continuing lien of the Mortgage on the mortgaged property and will not impair the lien or any of the rights or powers of the Trustee or Bondholders; (ii) the corporation formed by the consolidation or into which the Company is merged or which acquires the mortgaged property assumes and agrees in writing to pay the Bondholders the principal of and interest on all the Bonds, as and when due; (iii) any such successor corporation executes and delivers a supplemental indenture which contains, among other things: (w) an agreement to perform all obligations of the Company under the Mortgage, (x) a stipulation that such consolidation, merger, or conveyance and transfer is not a waiver or release of any rights or powers of the Mortgage Trustee or the Bondholders, (y) a grant confirming the lien of the Mortgage Trustee upon the mortgaged property and (z) a grant to the Mortgage Trustee subjecting to the lien of the Mortgage property additions to be used in the future and certain after-acquired property; and (iv) the Mortgage Trustee shall have consented to the consolidation, merger, or conveyance and transfer, which consent the Mortgage Trustee is required to give upon receiving an opinion of counsel that the foregoing conditions in the Mortgage have been satisfied unless in the Mortgage Trustee's opinion the transaction would be prejudicial to the interests of the bondholders. (Section 7.01).

Modifications of Mortgage

  With the written consent of the holders of 66 2/3% in principal amount of the Bonds outstanding, any of the provisions of the Mortgage or of the Bonds may be altered, amended or eliminated, or additional provisions added. If such change pertains only to the Bonds of one or more Series, but less than all Series, only the written consent of the holders of 66 2/3% in principal amount of the then outstanding Bonds of each Series to which such change pertains is needed. However, no such change may (i) alter or modify the right (expressed in Section 9.16) of any Bondholder to receive payment of the principal of and interest on his Bonds on or after the respective due dates thereof; (ii) change any of the provisions of any Bond with respect to the time, terms, manner, or amount of any payment of the principal thereof or interest thereon without the consent of the holder of such Bonds; or (iii) reduce the percentage of Bondholders whose consent shall be required for the execution of any subsequent supplemental indenture. The consent of the BPU may be required before certain of the above actions may be taken. (Section 10.02). Certain other modifications and amendments described in the Mortgage may be made without the consent of the Bondholders. (Section 10.01).

Percentage of Bondholders Required to Take Certain Action

  Upon the occurrence of a Mortgage Event of Default (as defined below), the Mortgage Trustee or the holders of 25% in principal amount of the Bonds then outstanding may by written declaration accelerate the maturity of the principal of all the Bonds (Section 9.03); but if the Company shall cure all Mortgage Events of Default, the holders of a majority in principal amount of the Bonds then outstanding may rescind, or require the Mortgage Trustee to rescind, such acceleration. (Section 9.13). The holders of 66 2/3% in principal amount of the Bonds then outstanding may waive any past default under the Mortgage and its consequences except a default in the payment of principal of or interest on any of the Bonds. (Section 9.13). No Bondholder may enforce the lien of the Mortgage unless the holders of 25% in principal amount of the Bonds then outstanding have requested the Mortgage Trustee to do so and offered to indemnify it against expenses and liabilities in connection therewith, and unless the Mortgage Trustee has failed to take such action within 60 days. (Section 9.15). The holders of a majority in principal amount of the Bonds then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Mortgage Trustee or exercising any trust or power conferred on it, unless such action would be contrary to law or the provisions of the Mortgage or would, in the opinion of the Mortgage Trustee, be unjustly prejudicial to the other Bondholders. (Section 9.18).

  For the purpose of computing the percentage of holders of Bonds requisite for the taking of any action permitted under the Mortgage (including the modification of the Mortgage) the calculation will be on the basis of the principal amount of all Bonds outstanding exclusive of Bonds held by the Company and all Bonds known to the Mortgage Trustee to be held by the Company or any person controlling or controlled by or under common control with the Company shall be disregarded. (Article I).

Defaults and Notice Thereof

  The following constitute events of default under the Mortgage (a "Mortgage Event of Default"): (i) defaults in the payment of principal of any Bond or prior lien obligation; (ii) default for 60 days in the payment of interest on any Bond or any prior lien obligations, or in the payment of any sinking, replacement, purchase or analogous fund; (iii) default for 60 days after notice in the performance of any other covenant in the Mortgage; (iv) default occurs in observing or performing any covenant or condition in any mortgage constituting a prior lien on mortgaged property and the mortgagee or trustee thereunder institutes proceedings to invoke rights or remedies available by reason of such default, and (v) certain events of bankruptcy, insolvency or reorganization. (Section 9.02). The 15th Supp., 16th Supp., 18th Supp., 19th Supp., 20th Supp., 21st Supp and 22nd Supp. provide that the following also constitute events of default under the Mortgage: (i) default in the payment of principal of any Bond of the Fourteenth Series, Fifteenth Series, Sixteenth Series, Seventeenth Series, Eighteenth Series, Nineteenth Series or Twentieth Series, respectively, at maturity or upon redemption pursuant to the provisions of any sinking, replacement, purchase or analogous fund or pursuant to any optional or other redemption or otherwise; provided if payment is made by wire transfer reasonably expected to be effective on such due date, which transfer is not credited to the Bondholder's account on such date, default shall not occur until after five days following the due date; (ii) and default for ten days in the payment of interest on any Bond of the Fourteenth Series, Fifteenth Series, Sixteenth Series, Seventeenth Series, Eighteenth Series, Nineteenth Series or Twentieth Series respectively (15th Supp., Section 6.1; 16th Supp., Section 6.1; 18th Supp., Section 6.1; 19th Supp., Section 6.1; 20th Supp., Section 7.1; 21st Supp., Section 7.1 and 22nd Supp. Section 7.1). The 15th Supp., 16th Supp., 18th Supp., 19th Supp., 20th Supp. 21st Supp. and 22nd Supp. also provide that it shall be an event of default under the Mortgage if the Company shall default in the performance of or compliance with any covenant, condition or term in the Mortgage or the 15th Supp., 16th Supp., 18th Supp., 19th Supp., 20th Supp., 21st Supp. or 22nd Supp., respectively, and such default shall continue for 30 days after the Company shall have knowledge thereof. Within 90 days after the occurrence thereof, the Mortgage Trustee shall give notice of any defaults to the Bondholders, provided that in the case of default in the payment of principal of or interest on any Bond or of any sinking fund or purchase fund installment, the Mortgage Trustee is not required to give notice to the Bondholders of any default under the Mortgage if the Mortgage Trustee in good faith determines that the withholding of such notice is in the interest of the Bondholders. (Section 11.05). Periodic evidence of compliance with certain provisions of the Mortgage is required to be submitted to the Mortgage Trustee (Sections 5.09, 5.12, 5.18 and 5.19). The Mortgage Trustee, subject to its duty to use the same degree of care and skill as a prudent man would use in the conduct of his own affairs, before proceeding to enforce the lien of the Mortgage, is entitled to be indemnified to its satisfaction against all its prospective costs, expenses, and liability in connection therewith. (Sections 11.01 and 11.02).

Discharge and Satisfaction

  Whenever all amounts due or to become due on all outstanding Bonds issued under the Mortgage shall have been paid or provision for the payment thereof shall have been made (as such provision for payment is defined below) and all amounts payable by the Company to the Mortgage Trustee under the Mortgage shall have been paid, the Mortgage Trustee shall, upon the request and at the expense of the Company, satisfy or discharge the Mortgage of record wherever recorded, and convey, transfer, assign and deliver the mortgaged property to or upon the order of the Company, and all the title, estate, rights and powers of the Mortgage Trustee shall forthwith cease and the mortgaged property shall revert to the Company, and all responsibility of the Mortgage Trustee and all obligations of the Company under the Mortgage (except as expressly provided therein) shall then cease. (Section 12.01).

  "Provision for payment of a Bond" shall be deemed to have been made if (a) when the principal of such Bond shall have become due and payable, whether by maturity, call for redemption, declaration, or otherwise, all amounts due thereon shall have been paid or shall have been deposited in trust with and shall be held by the Mortgage Trustee for the account of the holder thereof, or (b) at any time in advance of the maturity thereof, the Company (1) shall have either (i) deposited with the Mortgage Trustee in trust all amounts to become due thereon up to and upon the maturity date thereof or (ii) duly called such Bond for redemption on a date specified, in accordance with the provisions of the Mortgage, given all notices required to make such call effective or made provision satisfactory to the Mortgage Trustee for giving all such notices, and deposited with the Mortgage Trustee in trust all amounts to become due upon such Bond up to and upon such redemption date, and (2) shall have irrevocably authorized the Mortgage Trustee forthwith to pay to the holder thereof, out of the funds so deposited with it, all amounts so to become due on such Bond up to and upon the maturity date or the redemption date, as the case may be, such payment to be made upon such Bond whenever the same shall be presented for that purpose without awaiting the maturity date or the redemption date, and shall have given at least one notice by publication of such deposit and authorization or shall have made provision satisfactory to the Mortgage Trustee for giving such notice. (Article I).

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use reasonable best efforts to solicit purchases of the Notes. The Notes may also be sold to an Agent as principal for reoffering as described below. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it in whole or in part. The Company will pay a commission to an Agent, depending upon maturity, ranging from 0.15% to 0.75% of the principal amount of any Notes sold through such Agent.

  Unless otherwise specified in the applicable Pricing Supplement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. Such Note may be resold by an Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of notes by an Agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such Agent from the Company. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the commission and the discount may be changed.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part placed through an Agent.

  Unless otherwise specified in an applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

  No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes but are not obligated to do so and may discontinue such market-making activity at any time.

  In connection with the offering of Notes, the rules of the Commission permit the Agents to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

  If the Agents create a short position in the Notes in connection with an offering of Notes (i.e., if they sell more Notes than are set forth on the cover page of the Pricing Supplement), the Agents may reduce that short position by purchasing Notes in the open market.

  PaineWebber Incorporated, on behalf of the Agents, may also impose a penalty bid on certain of the Agents. This means that if PaineWebber Incorporated, on behalf of the Agents, purchases Notes in the open market to reduce the Agents' short position or to stabilize the price of the Notes, it may reclaim the amount of the selling concession from the Agents who sold the Notes as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Notes. In addition, neither the Company nor any of the Agents make any representation that they will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under such Act, and to contribute to payments the Agents may be required to make in respect thereof. In addition, the Company has agreed to reimburse the Agents for certain expenses related to the offering made hereby.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania, counsel to the Company, and for the Agents by Chapman and Cutler, Chicago, Illinois.

                                    EXPERTS

  The financial statements and the related financial statement schedules included in the Company's Annual Report on Form 10-K incorporated in this Prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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 No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this pricing supplement or the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This pricing supplement and the prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this pricing supplement or the prospectus nor any sale made hereunder or thereunder shall under any circumstance create an implication that there has been no change in the affairs of the South Jersey or the Insurer since the date hereof.

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                            Pricing Supplement
Forward-Looking Statements.................................................  S-2
Summary of the Offering....................................................  S-3
Use of Proceeds............................................................  S-5
Capitalization.............................................................  S-5
Ratio of Earnings to Fixed Charges.........................................  S-5
Description of the IQ Notes................................................  S-6
Ambac Assurance Corporation................................................ S-11
Ratings.................................................................... S-13
Plan of Distribution....................................................... S-14
Experts.................................................................... S-14
Legal Opinions............................................................. S-15
Appendix A--Form of Redemption Request.....................................  A-1
Appendix B--Form of Ambac Assurance Corporation Insurance Policy...........  B-1
                                Prospectus
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Use of Proceeds............................................................    3
Description of Securities..................................................    3
Description of Notes.......................................................    4
Description of The Pledged Bond............................................   13
Plan of Distribution.......................................................   19
Legal Matters..............................................................   20
Experts....................................................................   20

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                           South Jersey Gas Company

                                  $10,000,000
                           6.50% Secured Medium Term
                           Insured Quarterly Notes,
                                Series A 2001-3
                               due July 31, 2016

                                 (IQ Notes SM)

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                               PRICING SUPPLEMENT

                                  -----------

                          Edward D. Jones & Co., L.P.

                                 July 19, 2001

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